Exhibit 99.1

Enova Announces Increase to Share Repurchase Program

CHICAGO, November 7, 2022 /PRNewswire/ -- Enova International (NYSE: ENVA), a leading financial technology company powered by machine learning and artificial intelligence, today announced that its Board of Directors has authorized an increase to the company’s common stock share repurchase program of up to $150 million. This new authorization expires on December 31, 2023, and will go into effect when the existing $100 million share repurchase authorization, which has approximately $19 million remaining as of November 4, 2022, is exhausted.

"Our solid balance sheet and ample liquidity give us the financial flexibility to successfully navigate a range of operating environments and to continue to deliver on our commitment to driving long-term shareholder value through both continued investments in our business as well as share repurchases," said David Fisher, Enova's CEO.

Repurchases will be made in accordance with applicable securities laws from time to time, and may be made in the open market, through privately negotiated transactions or block trades, or otherwise, and may be made pursuant to repurchase plans designed to comply with Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended. The timing of repurchases, if any, will be based on the Company’s stock price, leverage ratios, cash balances, general business and market conditions, and other factors. The share repurchase program does not obligate the Company to purchase any shares of its common stock. The authorization for the share repurchase program may be terminated, increased or decreased by the Company's Board of Directors in its discretion at any time and without prior notice.

About Enova

Enova International (NYSE: ENVA) is a leading financial technology company providing online financial services through its artificial intelligence and machine learning powered lending platform. Enova serves the needs of non-prime consumers and small businesses, who are frequently underserved by traditional banks. Enova has provided more than 7.5 million customers with over $40 billion in loans and financing with market leading products that provide a path for them to improve their financial health. You can learn more about the company and its brands at www.enova.com.

Cautionary Statement Concerning Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

SOURCE Enova International, Inc.

For further information:

Public Relations Contact:

Erin Yeager

Email:media@enova.com

Investor Relations Contact:

Lindsay Savarese

Office: (212) 331-8417

Email: IR@enova.com

Cassidy Fuller

Office: (415) 217-4168

Email: IR@enova.com